EXHIBIT 23.1



Consent of Independent Certified Public Accountants







Exhibit 23.1







CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS







We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of Datastand Technologies, Inc. of our report dated March 22, 2001, relating to the financial statements of Datastand Technologies, Inc. as of December 31, 2000.











Stark Winter Schenkein & Co., LLP

Certified Public Accountants







December 14, 2001

Denver, Colorado